Exhibit 99.1

Upwork Reports Third Quarter 2018 Financial Results

●	Gross services volume (GSV) increased by 27% year-over-year to $449.5 million
●	Revenue increased by 23% year-over-year to $64.1 million
●	Core clients grew 22% year-over-year to 101,000
●	Client spend retention increased to 108%, up from 95% a year ago

Mountain View, CA – November 7, 2018 – Upwork Inc. (Nasdaq: UPWK), the largest freelancing website, as measured by GSV, today announced its third quarter 2018 financial results.

“We are pleased that in our first earnings report as a public company we recorded strength across the business, driven by both new clients and expanded relationships with our core clients,” said Stephane Kasriel, CEO of Upwork.  “Through our innovation, Upwork is a leading force in creating a better future of work. Our continued success is fueling our mission to create economic opportunities so people have better lives.”

Third Quarter 2018 Financial Results & Highlights

●	Revenue: Marketplace revenue for the third quarter increased 23% year-over-year to $56.8 million, while managed services revenue was up 21% year-over-year to $7.3 million
●	Take Rate: Take rate, which we define as revenue divided by GSV, in the third quarter was 14.3% net losses compared to 14.8% a year ago
●	Gross Margin: Gross margin was 68%, remaining consistent year-over-year
●	Net Loss: Net loss was $7.3 million compared to a net loss of $0.3 million a year ago. Non-GAAP net loss was $1.4 million compared to a non-GAAP net income of $1.9 million a year ago
●	Adjusted EBITDA: Adjusted EBITDA was ($0.1) million in the third quarter compared to $2.8 million a year ago

A reconciliation of non-GAAP net income (loss) and adjusted EBITDA to GAAP net income (loss) are provided at the end of this press release.

Guidance

As of November 7, 2018, Upwork is initiating revenue and adjusted EBITDA guidance for its fourth quarter and full year 2018 as follows:

For the fourth quarter of 2018, Upwork expects to report:

●	Revenue in the range of $64.5 million to $66.0 million
●	Adjusted EBITDA in the range of ($0.75) million to $0.25 million

For the full year 2018, Upwork expects to report:

●	Revenue in the range of $250.5 million to $252.0 million
●	Adjusted EBITDA in the range of ($0.5) million to $0.5 million

We have not reconciled our guidance with respect to adjusted EBITDA to GAAP net income (loss) because certain items that impact adjusted EBITDA, such as stock-based compensation expense, are uncertain or out of our control, or cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which is difficult to predict and subject to constant change, and none of which is within our control. The actual amount of these expenses during 2018 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA to net income (loss) is not available without unreasonable effort.

Third Quarter 2018 Financial Results Conference Call and Webcast

Upwork will host a conference call today at 2 p.m. Pacific Time/5 p.m. Eastern Time to discuss the company’s third quarter 2018 financial results. An audio webcast archive will be available following the live event for approximately one year at https://investors.upwork.com. The prepared remarks corresponding to the information reviewed on today’s conference call will also be available on our Investor Relations website, once the call has concluded.

Upwork uses its Investor Relations website (https://investors.upwork.com), its Twitter handle (https://twitter.com/Upwork), and Stephane Kasriel’s Twitter handle (https://twitter.com/skasriel) and LinkedIn profile (http://www.linkedin.com/in/kasriel) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Safe Harbor Statement

This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding the future performance of Upwork, including expected financial results for the fourth quarter and the full year 2018. Forward-looking statements are based upon various estimates and assumptions, as well as information known to Upwork as of the date of this press release, and are subject to risks and uncertainties.  Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results, including: our ability to attract and retain a community of freelancers and clients; our limited operating history under our current platform and pricing model; if the market for freelancers and the services they offer develops more slowly than we expect; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; our ability to generate revenue from our marketplace offerings; the impact of new and existing laws and regulations; competition; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; challenges to contractor classification or employment status of freelancers on our platform; the market for information technology; future changes to our pricing model; payment and fraud risks; our ability to sell to large enterprise clients; litigation and related costs; privacy; security breaches; and other general market, political, economic and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our final prospectus filed pursuant to Rule 424(b) with the SEC on October 3, 2018 and our other SEC filings, which are available on the Investor Relations page of our website at https://investors.upwork.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended September 30, 2018. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Undue reliance should not be placed on the forward-looking statements in this press release. These statements are based on information available to Upwork on the date hereof, and Upwork assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP net income (loss) and adjusted EBITDA in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes and as a measure of financial performance. These measures provide consistency and comparability with past financial performance, facilitates period-to-period comparisons of core operating results, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.  We exclude the following items from one or more of our non-GAAP financial measures:

●

Stock-based compensation expense:   We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

●	Depreciation and amortization: We exclude depreciation and amortization, which are non-cash expenses.
●

Change in fair value of redeemable preferred stock warrant liability:  We exclude the change in fair value of redeemable preferred stock warrant liability which is a non-cash charge that will not recur in the periods following the fourth quarter of 2018.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense and depreciation and amortization are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.  A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.

About Upwork

Upwork is the largest freelancing website, as measured by GSV, for businesses to find and work with highly-skilled freelancers—a sought after, critical, and expanding component of the global workforce. As an increasingly connected and independent workforce goes online, knowledge work—like software, shopping, and content before it—is shifting online as well. This shift is making it easier for clients to connect and work with talent in near real-time and is freeing professionals everywhere to work where and how they want to. Upwork’s mission is to create economic opportunities so people have better lives. Upwork is headquartered in Mountain View, California, with offices in San Francisco and Chicago. For more information, visit Upwork’s website at www.upwork.com, or its Investor Relations website at https://investors.upwork.com, or join Upwork on Twitter, Facebook, and LinkedIn.

Upwork is a registered trademark of Upwork Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

UPWORK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue:
Marketplace	$56,766	$46,186	$164,180	$130,124
Managed services	7,347	6,076	21,832	17,669
Total revenue	64,113	52,262	186,012	147,793
Cost of revenue	20,504	16,894	60,578	47,847
Gross profit	43,609	35,368	125,434	99,946
Operating expenses:
Research and development	14,377	11,514	40,680	32,519
Sales and marketing	18,967	13,626	55,054	37,327
General and administrative	11,707	8,952	34,102	25,415
Provision for transaction losses	1,892	1,073	4,612	2,857
Total operating expenses	46,943	35,165	134,448	98,118
Income (loss) from operations	(3,334)	203	(9,014)	1,828
Interest expense	589	199	1,674	629
Other expense, net	3,423	260	3,845	75
Income (loss) before income taxes	(7,346)	(256)	(14,533)	1,124
Income tax provision	—	(45)	(9)	(56)
Net income (loss)	$(7,346)	$(301)	$(14,542)	$1,068
Undistributed earnings allocable to preferred stockholders	—	—	—	(1,068)
Net loss attributable to common stockholders	$(7,346)	$(301)	$(14,542)	$—
Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.01)	$(0.41)	$—
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	36,070	33,299	35,129	32,760

UPWORK INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$27,055	$21,595
Funds held in escrow, including funds in transit	107,479	87,195
Trade and client receivables	41,592	30,762
Prepaid expenses and other current assets	5,326	4,574
Total current assets	181,452	144,126
Property and equipment, net	6,260	3,514
Goodwill	118,219	118,219
Intangible assets, net	6,671	8,672
Other assets, noncurrent	6,240	658
Total assets	$318,842	$275,189

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,471	$462
Escrow funds payable	107,479	87,195
Debt, current	29,594	10,342
Accrued expenses and other current liabilities	16,911	16,030
Deferred revenue	717	614
Total current liabilities	160,172	114,643
Debt, noncurrent	19,304	23,491
Other liabilities, noncurrent	6,110	1,936
Total liabilities	185,586	140,070

Redeemable convertible preferred stock	166,486	166,486
Stockholders’ deficit:
Common stock	4	3
Additional paid-in capital	104,900	92,222
Accumulated deficit	(138,134)	(123,592)
Total stockholders’ deficit	(33,230)	(31,367)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$318,842	$275,189

UPWORK INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,346)	$(301)	$(14,542)	$1,068
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for transaction losses	1,892	1,073	4,612	2,857
Depreciation and amortization	1,287	1,033	3,542	3,135
Amortization of debt issuance costs	13	26	64	40
Change in fair value of redeemable preferred stock warrant liability	3,251	(10)	3,610	41
Stock-based compensation expense	1,986	1,526	5,667	4,817
Loss (gain) on disposal of fixed assets	—	(7)	33	(3)
Changes in operating assets and liabilities:	—	—
Trade and client receivables	(6,517)	(3,525)	(15,137)	(7,239)
Prepaid expenses and other assets	(86)	140	(658)	183
Accounts payable	4,745	(7)	5,006	662
Accrued expenses and other liabilities	(17,823)	4,572	(490)	7,833
Deferred revenue	5	(147)	103	56
Net cash provided by (used in) operating activities	(18,593)	4,373	(8,190)	13,450
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash	6	—	(94)	(1)
Purchases of property and equipment	(301)	(941)	(1,598)	(1,509)
Internal-use software and platform development costs	(725)	(151)	(2,670)	(392)
Net cash used in investing activities	(1,020)	(1,092)	(4,362)	(1,902)
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in funds held in escrow, including funds in transit	(25,977)	(4,564)	(20,283)	(12,016)
Changes in escrow funds payable	25,977	4,564	20,283	12,016
Proceeds from exercises of stock options	2,740	93	7,011	1,494
Proceeds from exercise of redeemable convertible preferred stock warrant	—	—	—	260
Proceeds from borrowings on debt	15,000	15,000	15,000	15,000
Payment of debt issuance costs	—	(84)	—	(84)
Repayment of debt	—	(14,000)	—	(17,000)
Payments of deferred offering costs	(2,403)	(14)	(3,999)	(14)
Net cash provided by (used in) financing activities	15,337	995	18,012	(344)
NET INCREASE (DECREASE) IN CASH	(4,276)	4,276	5,460	11,204
Cash, beginning of period	31,331	34,254	21,595	27,326
Cash, end of period	$27,055	$38,530	$27,055	$38,530

UPWORK INC

PRO FORMA BALANCE SHEET IMPACT OF IPO

(In thousands)

(Unaudited)

The table below shows, on a pro forma basis, the effect of our initial public offering (“IPO”) (in thousands; unaudited) as if we had completed the IPO as of September 30, 2018. As of September 30, 2018, we had 36.9 million common shares outstanding. We completed our IPO in October 2018, in which we issued and sold 7,840,908 shares of common stock at a public offering price of $15.00 per share. We received net proceeds of $109.4 million after deducting underwriting discounts and commissions of $8.2 million. We also repaid $10.0 million of indebtedness under our loan agreement and reclassified our redeemable convertible preferred stock warrant liability of $4.7 million to stockholders’ equity. Lastly, we reclassified deferred offering costs included in other assets to stockholders’ equity. Upon the closing of the IPO, all outstanding shares of our redeemable convertible preferred stock automatically converted into 61,279,079 shares of common stock on a one-for-one basis. On a pro-forma basis, we had approximately 106 million common shares outstanding.

	As of September 30, 2018
Consolidated Balance Sheet Data:	Actual	Pro Forma Adjustments	Pro Forma
Cash	$27,055	$99,381	$126,436
Total current assets	181,452	99,381	280,833
Other assets	6,240	(5,648)	592
Total assets	318,842	93,733	412,575
Debt, current	29,594	(10,000)	19,594
Total current liabilities	160,172	(10,000)	150,172
Other liabilities, noncurrent	6,110	(4,714)	1,396
Total liabilities	185,586	(14,714)	170,872
Redeemable convertible preferred stock	166,486	(166,486)	—
Common stock	4	7	11
Additional paid-in capital	104,900	274,926	379,826
Total stockholders' equity (deficit)	(33,230)	274,933	241,703
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	318,842	93,733	412,575

UPWORK INC

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP Net Income (Loss)	$(7,346)	$(301)	$(14,542)	$1,068
Add back:
Stock-based compensation	1,986	1,526	5,667	4,817
Depreciation and amortization	1,287	1,033	3,542	3,135
Interest expense	589	199	1,674	629
Other expense, net	3,423	260	3,845	75
Provision for income tax	—	45	9	56
Non-GAAP Adjusted EBITDA	$(61)	$2,762	$195	$9,780

Cost of revenue reconciliation:
GAAP cost of revenue	$20,504	$16,894	$60,578	$47,847
Stock-based compensation	(59)	(48)	(164)	(241)
Non-GAAP cost of revenue	$20,445	$16,846	$60,414	$47,606
% of revenue, non-GAAP	32%	32%	32%	32%

Gross profit and gross margin reconciliation:
GAAP gross profit	$43,609	$35,368	$125,434	$99,946
Stock-based compensation	59	48	164	241
Non-GAAP gross margin	$43,668	$35,416	$125,598	$100,187
% of revenue, non-GAAP	68%	68%	68%	68%

Operating expenses reconciliation:
GAAP research and development	$14,377	$11,514	$40,680	$32,519
Stock-based compensation	(623)	(432)	(1,711)	(1,271)
Non-GAAP research and development	$13,754	$11,082	$38,969	$31,248
% of revenue, non-GAAP	21%	21%	21%	21%

GAAP sales and marketing	$18,967	$13,626	$55,054	$37,327
Stock-based compensation	(355)	(312)	(1,026)	(967)
Non-GAAP sales and marketing	$18,612	$13,314	$54,028	$36,360
% of revenue, non-GAAP	29%	25%	29%	25%

GAAP general and administrative	$11,707	$8,952	$34,102	$25,415
Stock-based compensation	(949)	(734)	(2,766)	(2,338)
Amortization of intangible assets	(667)	(667)	(2,001)	(2,060)
Non-GAAP general and administrative	$10,091	$7,551	$29,335	$21,017
% of revenue, non-GAAP	16%	14%	16%	14%

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(3,334)	$203	$(9,014)	$1,828
Stock-based compensation	1,927	1,478	5,503	4,576
Amortization of intangible assets	667	667	2,001	2,060
Non-GAAP income (loss) from operations	$(740)	$2,348	$(1,510)	$8,464
% of revenue, non-GAAP	-1%	4%	-1%	6%

Net income (loss) reconciliation:
GAAP net income (loss) attributable to common stockholders	$(7,346)	$(301)	$(14,542)	$—
Change in fair value of redeemable convertible preferred stock warrant liability	3,251	(10)	3,610	41
Stock-based compensation	1,986	1,526	5,667	4,817
Amortization of intangible assets	667	667	2,001	2,060
Non-GAAP net income (loss) attributable to common stockholders	$(1,442)	$1,882	$(3,264)	$6,918
% of revenue, non-GAAP	-2%	4%	-2%	5%

Net income (loss) per share reconciliation:
Weighted-average shares outstanding	36,070	33,299	35,129	32,760
GAAP net loss per share	$(0.20)	$(0.01)	$(0.41)	$—
Non-GAAP net income (loss) per share	$(0.04)	$0.06	$(0.09)	$0.21